Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12


                              GULFWEST OIL COMPANY
                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

GULFWEST OIL COMPANY
-------------------------------------------------------------------------------
       397 North Sam Houston Parkway East, Suite 375, Houston,Texas 77060
                                 (281) 820-1919






     GulfWest Oil Company filed a Preliminary Proxy Statement with the Securities and Exchange Commission (the "SEC") on September 25, 1998 for a Special Meeting of Shareholders to be held November 4, 1998. One of the proposals in that proxy was to grant authority to the Board of Directors of the Company to take any and all necessary actions to effect a 1 for 2 reverse split of the Company's Common Stock. The proxy was not finalized and the meeting was not held, therefore the Company abandoned the proxy.

     The Preliminary Proxy Statement being filed herewith contains the sole proposal to grant authority to the Board of Directors to take any and all necessary actions to effect a reverse split not to exceed a 1 for 5 split of the Company's Common Stock.

     A copy of this Preliminary Proxy Statement is being furnished the SEC Examiner under separate cover.

                                            Sincerely,

                                            /s/ Jim C. Bigham
                                            ---------------------
                                            Jim C. Bigham
                                            Secretary

                              GULFWEST OIL COMPANY
                         397 N. Sam Houston Parkway East
                                    Suite 375
                              Houston, Texas 77060


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            To Be Held on May 6, 1999


     NOTICE IS HEREBY GIVEN that the Special Meeting of the holders of the Common Stock (the "Shareholders") of GulfWest Oil Company (the "Company") will be held at the Company's offices at 397 N. Sam Houston Parkway East, Suite 375, Houston, Texas, on Thursday, May 6, 1999 at 9:30 A.M., local time, for the following purposes:

     (1) To grant authority to the Board of Directors of the Company to take any and all necessary actions to effect a reverse split not to exceed a 1 for 5 split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on The Nasdaq Stock Market. The authority granted to the Board will expire on the date of the Company's next annual meeting. All numbers included in this Notice and in the accompanying Proxy Statement do not reflect the reverse split, and upon such a split would be adjusted accordingly.

     (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

          The close of business on March 22, 1999 has been fixed as the record date for determining Shareholders entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Special Meeting, a complete list of Shareholders entitled to vote at the Special Meeting will be open to the examination of any Shareholder during ordinary business hours at the offices of the Company at 397 N. Sam Houston Parkway East, Suite 375, Houston, Texas 77060. Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   By Order of the Board of Directors

                                   /s/ Jim C. Bigham
                                   ----------------------------------
                                   Jim C. Bigham
                                   Secretary

Houston, Texas
April 5, 1999

                              GULFWEST OIL COMPANY
                         397 N. Sam Houston Parkway East
                                    Suite 375
                              Houston, Texas 77060

                                 PROXY STATEMENT

                                       For

                         SPECIAL MEETING OF SHAREHOLDERS
                            To Be Held on May 6, 1999


     This Proxy Statement is being first mailed on or about April 5, 1999 to shareholders of Common Stock (the "Shareholders") of GulfWest Oil Company (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Special Meeting of Shareholders (the "Meeting") to be held at the Company's offices at 397 N. Sam Houston Parkway East, Suite 375, Houston, Texas, at 9:30 A.M., local time, on Thursday, May 6, 1999, or at such other time and place to which the Meeting may be adjourned.

     All shares represented by valid Proxies unless the Shareholder otherwise specifies, will be voted (i) FOR the granting of authority to the Board, until the Company's next annual meeting of Shareholders, to take any and all necessary actions to effect a reverse split not to exceed a 1 for 5 split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on The Nasdaq Stock Market ("Nasdaq"), and
(ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a Shareholder has specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time prior to the Meeting by providing written notice of such revocation to GulfWest Oil Company, 397 N. Sam Houston Parkway, Suite 375, Houston, Texas, 77060, Attention: Jim C. Bigham. If notice of revocation is not received by the Meeting date, a Shareholder may nevertheless revoke a Proxy if he or she attends the Meeting and desires to vote in person.


                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the Shareholders entitled to vote at the Meeting is the close of business on Monday, March 22, 1999 (the "Record Date"), at which time the Company had issued and outstanding 3,113,517 shares of Common Stock.


                                QUORUM AND VOTING

     In order to be validly approved by the Shareholders, each proposal described herein must be approved by the affirmative vote of a majority of the shares represented and voting at the meeting at which a quorum is present.
Certain of the Company's shareholders, representing approximately 51% of the Company's outstanding stock, are expected to execute a voting agreement (the "Voting Agreement") with the Company whereby such shareholders will covenant to vote their shares to approve each proposal described herein. Although it is expected that each such shareholder will vote his or her shares pursuant to the terms of the Voting Agreement, and accordingly each proposal described herein will be approved, there can be no assurance that (i) such shareholders will vote their shares accordingly or (ii) the Company will be successful in its efforts to ensure that holders of 51% of the Company's outstanding stock will execute the Voting Agreement.

     The presence at the Meeting, in person or by proxy, of the holders of a one-third of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name. Abstentions and broker non-votes will each be included in determining whether a quorum is present. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will not be counted for any purpose in determining whether any proposal has been approved.


         SECURITIES OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information as of March 22, 1999, regarding the beneficial ownership of Common Stock by each person known by the Company to own beneficially 5% or more of the outstanding Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

 Name and Address of                                Amount and Nature of
   Beneficial Owner                                 Beneficial Ownership                             Percent
   ----------------                                 --------------------                             -------


John E. Loehr                                             563,3151,2                                   15.5%
Marshall A. Smith III                                     347,5202,3                                   10.2%
Thomas R. Kaetzer                                               02                                       *
Jim C. Bigham                                             199,7352,4                                    6.1%
Richard L. Creel                                           35,0002,5                                    1.1%
Henri M. Nevels                                            31,4302,6                                    1.0%
Anthony P. Towell                                         273,4612,7                                    8.1%
J. Virgil Waggoner                                        811,8292,8                                   25.9%
Norman Goldstein                                                02                                       *
All current directors and officers                      2,262,5279                                     50.9%
as a group (9 persons)
Senior Drilling Company                                   230,48210                                     6.9%
HS Energy Private Rig                                     216,66711                                     6.5%
Partnership 1981, Ltd.
Anaconda Opportunity Fund,                                400,00012                                    11.4%
L.P. c/o Anaconda Capital


                                        2

Name and Address of                           Amount and Nature of
  Beneficial Owner                            Beneficial Ownership                                   Percent
  ----------------                            --------------------                                   -------

Carlin Equities Corporation                               250,00013                                     7.4%
Madisonville Partnership, Ltd.                            200,00014                                     6.0%
Renier Nevels                                             615,00015                                    16.5%
NR Atticus, Ltd.                                          220,00016                                     6.6%

*        Less than 1%

     1 Includes 378,159 shares subject to presently exercisable warrants and options and 20,494 shares held directly; 36,000 shares subject to presently exercisable warrants, 76,923 shares issuable upon conversion of a debenture, 24,489 shares issuable upon conversion of presently convertible Preferred Stock, and 25,250 shares held by ST Advisory Corporation; and 2,000 shares held by his daughter's trust, the Joanna Drake Loehr Trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

     2 Shareholder's address is 397 N. Sam Houston Parkway East, Suite 375, Houston, Texas 77060.

     3 Includes 304,000 shares subject to presently exercisable warrants and options and 40,104 shares owned directly, 83 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,333 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith III disclaims beneficial ownership of the shares of and warrants owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith III.

     4 Includes 157,800 shares subject to presently exercisable warrants and options, and 40,935 shares held directly, and 1,000 shares held by Jeff G. Gray, son of Mr. Bigham.

     5    Includes 30,000 subject to presently exercisable options.

     6 Includes 31,430 shares subject to presently exercisable warrants and options. Mr. Nevels disclaims beneficial ownership of the shares and warrants owned by his father, Renier Nevels.

     7    Includes   160,000  shares   issuable  upon  conversion  of  presently
          convertible Preferred Stock, 70,000 shares subject to presently exercisable warrants and options, and 38,461 shares issuable upon conversion of a debenture.

     8    Includes 20,000 shares subject to presently exercisable options.

     9 Includes 1,327,499 shares subject to presently exercisable warrants, options and convertible securities.

     10 Includes 166,754 shares subject to presently exercisable warrants. Senior Drilling Company is controlled by Mitchell D. Smith, the brother of the president of the Company. Shareholder's address is 8126 One Calais Avenue, Suite 2-C, Baton Rouge, Louisiana 70809.

     11 Includes 200,000 shares subject to presently exercisable warrants. The general partner of HS Energy Private Rig Partnership 1981, Ltd. is HS Energy, Inc. whose president is Ray Holifield. Shareholder's address is 3150 Premier Drive, Suite 126, Irving, Texas 75063.

     12 Includes 320,000 shares issuable upon conversion of presently convertible Preferred Stock and 80,000 shares subject to presently exercisable warrants. Shareholder's address is 730 Fifth Avenue, 15th Floor, New York, New York 10019.

     13 Includes 200,000 shares issuable upon conversion of presently convertible Preferred Stock and 50,000 shares subject to presently exercisable warrants. Shareholder's address 250 Park Avenue, 12th Floor, New York, New York 10017.

     14 Includes 200,000 shares subject to presently exercisable warrants. Shareholder's address is 3838 Oak Lawn Avenue, Suite 1220, Dallas, Texas 75219.

     15 Includes 195,000 shares issuable upon conversion of presently convertible Preferred Stock at a price per share of Common Stock of $5.00, and 405,000 shares subject to presently exercisable warrants. Shareholder's address is P. O. Box 1, 3680 Maaseik, Belgium.

     16 Includes 176,000 shares issuable upon conversion of presently convertible Preferred Stock and 44,000 shares subject to presently exercisable warrants. Shareholder's address is c/o Atticus Capital, 153 East 53rd St., 43rd Floor, New York, New York 10022.



                                 PROPOSAL NO. 1

                    APPROVAL TO GRANT THE BOARD THE AUTHORITY
             TO EFFECT A REVERSE SPLIT NOT TO EXCEED A 1 FOR 5 SPLIT
                     IF ADVISABLE TO MAINTAIN NASDAQ LISTING

     The Shareholders are requested at the Meeting to approve this proposal granting authority to the Board to take any and all necessary actions to effect a reverse split not to exceed a 1 for 5 split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on Nasdaq. Nasdaq has certain minimum requirements which the Company must maintain in order for its Common Stock to continue to be listed. The authority granted to the Board by approval of this proposal will expire on the date of the Company's next annual meeting. All numbers included in this Proxy Statement do not reflect the reverse split, and upon such a split would be adjusted accordingly.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE SPLIT NOT TO EXCEED A 1 FOR 5 SPLIT BUT ONLY IF ADVISABLE TO MAINTAIN NASDAQ LISTING.



                                 OTHER BUSINESS

     The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.



                              INDEPENDENT AUDITORS

     The Board has engaged Weaver & Tidwell, L.L.P. as independent auditors to examine the Company's accounts. Representatives of Weaver & Tidwell, L.L.P. are not expected to be present at the Meeting.

                                  MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.


                                        By Order of the Board

                                        /s/ Jim C. Bigham
                                        ---------------------
                                        Jim C. Bigham
                                        Secretary


Houston, Texas
April 5, 1999

                              GULFWEST OIL COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 1999

     The undersigned hereby appoints each of Jim C. Bigham and Marshall A. Smith III, or either of them, proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Special Meeting of Shareholders to be held May 6, 1999, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.

     (1) To grant authority to the Board of Directors to take any and all necessary actions to effect a reverse split not to exceed a 1 for 5 split of the Company's Common Stock through an amendment to the Company's Articles of Incorporation in the event, and only in the event, that the Board determines the action is advisable to maintain compliance with the continued inclusion requirements for listing of the Company's Common Stock on The Nasdaq Stock Market. The authority granted to the Board will expire on the date of the Company's next annual meeting of shareholders.

     ____ For

     ____ Against

     ____ Abstain


     (2) In the discretion of the proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

     The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" MATTERS (1) and (2) above.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

     Please sign below, date, and return promptly in the enclosed envelope.


Dated: _____________,1999           ___________________________________________


                                    ___________________________________________


                                    IMPORTANT: Please date this proxy and sign your name exactly as it appears to the left. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. Where there is more than one owner, each owner must sign.